Exhibit 3.69

BYLAWS

OF

CASH AMERICA, INC. OF TENNESSEE

(Formerly Cash America Investments, Inc.

of Tennessee)

BYLAWS

OF

CASH AMERICA INVESTMENTS, INC. OF TENNESSEE

ARTICLE I

SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 48-1-509 of the Tennessee General Corporation Act and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may, but need not, be sealed with the corporate seal or a facsimile thereof. The signature of either or both of any two such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than an officer or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

A certificate representing shares shall not be issued until the full amount of consideration for the share or shares represented thereby is fully paid.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be obliged to, issue a certificate for a fractional share, which shall entitle the holder, in proportion to his fractional holding, to exercise voting rights, receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; or it may sell said fractional share in any fair and equitable manner and pay cash equal to the net proceeds received from the sale of said fractional share to the person entitled thereto; or it may issue scrip in registered or bearer form, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share, but such scrip shall not entitle the holder to exercise voting rights, receive dividends, and to participate in any of the assets of the corporation in the event of liquidation, except as therein otherwise provided.

3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the stock transfer book of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of, or of the lapse of a prescribed period of time before, a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Charter confers such rights where there are two or more classes or series of shares or upon which or upon whom the Tennessee General Corporation Act confers such rights notwithstanding that the Charter may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

(a) Time. The annual meeting shall be held on the date set, from time to time, by the directors. A special meeting shall be held on the date set by the directors.

(b) Place. Annual meetings and special meetings shall be held at such place, within or without the State of Tennessee as the directors may, from time to time, set. Whenever the directors shall fail to set such place, the meeting shall be held at the principal office of the corporation in the State of Tennessee.

(c) Call. Annual meetings may be called by the directors, by the Chairman of the Board, if any, the President, or the Secretary or any other officer instructed by the directors to call the meeting. Special meetings may be called in like manner, except that any such meeting may also be called by the holders of not less than one-tenth of the outstanding shares.

(d) Notice or Actual or Constructive Waiver of Notice. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail at the direction of the person calling the meeting to each shareholder. If mailed, such notice shall be delivered not less than ten nor more than sixty days before the date of the meeting and shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, such notice shall be delivered not less than five nor more than sixty days before the date of the meeting and shall be deemed delivered when actually received by the shareholder. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters or purposes which the Tennessee General Corporation Act requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Tennessee General Corporation Act. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Any action required or permitted to be taken after notice and/or after the lapse of a prescribed period of time may be taken, if, at any time before or after such action is completed, the shareholder or shareholders entitled to such notice or such lapse of time or to participate in the action to be taken shall submit a signed waiver of notice and/or a signed waiver of such requirement.

(e) Voting List. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, if any, shall be open for inspection at any meeting of shareholders. If the right to vote at any meeting is challenged, the person presiding thereat may rely on such list as evidence of the right of the persons challenged to vote at such meeting.

(f) Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting – the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

(g) Proxy Representation. Any shareholder who is entitled to vote at a shareholders’ meeting or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. A proxy shall be signed by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Tennessee General Corporation Act.

(h) Inspectors—Appointment. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

(i) Quorum. A majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any of those present. A meeting may be adjourned despite the absence of a quorum.

(j) Voting. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the shares represented at the meeting, a quorum being present, unless the vote of a greater proportion is required by the Tennessee General Corporation Act or these Bylaws.

7. SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever shareholders are required to or may take any action by vote at a meeting of shareholders, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all shares.

ARTICLE II

GOVERNING BOARD

1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed by a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that only one director legally constitutes the Board. The use of the phrase “entire Board” in these Bylaws refers to the number of all the members of the Board then serving.

2. QUALIFICATIONS AND NUMBER. Each director shall be of legal age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Tennessee. The initial Board of Directors, after the incorporator has completed his function as the first Board of Directors, shall consist of two (2) persons. Thereafter the number of directors constituting the Board shall be at least three, except that, where all the shares are owned of record by less than three shareholders, the number of directors may be less than three but not less than the number of such shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by an amendment to these Bylaws, or, if the number is not so fixed, the number shall be two (2). Any amendment of these Bylaws by the directors to increase or decrease the fixed number of directors shall require the vote of a majority of the entire Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3. ELECTION AND TERM. The initial Board of Directors, as aforesaid, shall consist of the person or persons elected by the incorporator-director in his place and stead and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal by the shareholders of directors for cause or without cause which are not filled at the meeting of shareholders at which any such removal has been effected, and including vacancies resulting from the removal by the directors for cause as “cause” is defined by the Tennessee General Corporation Act, may be filled by the vote of the remaining director or directors then in office, although less than a quorum exists.

4. MEETINGS.

(a) Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b) Place. Meetings shall be held at such place within or without the State of Tennessee as shall be fixed by the Board.

(c) Call. Meetings may be called by the Chairman of the Board, if any, by the President, or by any two directors if the Board consist of three or more directors.

(d) Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of the time and place of special meetings of the Board shall be given to each director either by personal delivery or by mail, telegram, or cablegram or by any other usual means of communication in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting, or a waiver thereof, need not specify the purpose of, or the business to be transacted at, the meeting. The notice of any meeting need not be given to any director who signs a waiver of notice and/or the lapse of any prescribed period of time either before or after the meeting and/or action. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting except when he attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(e) Quorum and Action. A majority of the total number of directors then in office shall constitute a quorum. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in these Bylaws or in the Tennessee General Corporation Act otherwise provided, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

(f) Chairman of the Meeting. The Chairman of the Board if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. At any shareholders’ meeting, all of the directors or any individual director may be removed, with or without cause, by the vote of shareholders. In addition to the foregoing, one or more of the directors may be removed by the directors for cause as “cause” is defined by the Tennessee General Corporation Act or may be suspended by the directors during the determination of such cause.

6. COMMITTEES. Whenever the corporation shall have three or more directors, the Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and one or more other committees, each consisting of at least two directors, and each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board which it deems desirable; provided, however, that no such committee or committees shall exercise any authority which is otherwise nondelegable under Section 48-810 of the Tennessee General Corporation Act except to the extent that the resolution or resolutions of the Board shall specifically delegate such authority. Any such committee shall act by a majority of its members.

7. INFORMAL ACTION. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee, if any, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all of the directors, or all the members of the committee, if any, as the case may be.

Members of the Board of Directors and of any committee designated by the Board of Directors may participate in a meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in any such manner shall constitute presence in person at such meeting. The directors shall be promptly furnished a copy of the minutes of the meeting of the Board of Directors.

ARTICLE III

OFFICERS

The directors shall initially, and thereafter at their meeting following the annual meeting of shareholders and at such other time or times as may be desirable or the conditions may warrant, elect or appoint a President and a Secretary, and may elect or appoint a Chairman of the Board, one or more Vice-Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary.

Unless otherwise provided in the resolution of election or appointment, all officers shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been elected or appointed and qualified.

Officers shall have the powers and duties defined in the resolutions appointing them.

Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

STATUTORY NOTICES TO SHAREHOLDERS

The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 48-1-511, 48-1-512, 48-1-514, 48-1-518, and 48-1-717 of the Tennessee General Corporation Act.

ARTICLE V

PRINCIPAL OFFICE, REGISTERED AGENT, BOOKS AND RECORDS

The address of the initial principal office of the corporation in the State of Tennessee is set forth in the Charter of the corporation, and the name and the address of the initial registered agent of the corporation in the State of Tennessee are set forth in the initial instrument of the corporation prescribed by the provisions of Section 48-1-1201 of the Tennessee General Corporation Act.

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of its Executive Committee of directors, if any, and shall keep a record of its shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each. The corporation shall also cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made with four months after the end of such fiscal year, and kept available for a period of at least ten years for inspection on request by any shareholder.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS

After the initial Bylaws of the corporation shall have been adopted by the incorporator of the corporation, Bylaws may be adopted, amended, or repealed by the shareholders or by the vote of a majority of the entire Board of Directors; provided, however, that any Bylaw adopted, amended or repealed by the Board of Directors may be amended or repealed by the shareholders.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of a Tennessee corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: March 31, 1988.

/s/ CLIFTON H. MORRIS JR.
Secretary of
CASH AMERICA INVESTMENTS,
INC. OF TENNESSEE

(SEAL)